                             SETTLEMENT AGREEMENT

     THIS SETTLEMENT AGREEMENT (the "Settlement Agreement") is made this 24 day of March, 1999 by and between BELL & HOWELL COMPANY, a Delaware corporation ("Buyer") and PHOTOMATRIX CORPORATION, a Nevada corporation ("Seller").

                                   RECITALS

     A. Buyer and Seller entered into an OEM Purchase Agreement on June 19, 1996, pursuant to which Buyer would purchase and Seller would sell the Products and Accessories set forth in the Agreement.

     B. Buyer and Seller entered into "amendments" to the OEM Purchase Agreement, including an addendum (the "B&H-Photomatrix Business Agreement, December 29, 1997") and a second addendum (the "B&H-Photomatrix Business Agreement Addendum, January 5, 1998) and an amendment (the "B&H/Photomatrix Business Agreement, May 19, 1998). The OEM Purchase Agreement, the two addenda and the amendment are collectively referred to in this Settlement Agreement as the "OEM Agreement."

     C. Disputes have arisen between the parties with respect to their respective rights under the OEM Agreement.

     D. By agreeing to the compromise, resolution and settlement contained in this Settlement Agreement, neither of the parties hereto admits that such party has breached any provisions or obligations of the OEM Agreement or any other agreements, whether written or oral, entered into by and between the parties as a direct consequence of the OEM Agreement.

Now therefore, the parties for good and valuable consideration and the mutual promises herein set forth, agree as follows:

                           COVENANTS AND AGREEMENTS

1. Bell & Howell will cease sales of B&H PS II or Series 9000 immediately and will no longer offer this product to its customers or distribution channel.

2. Photomatrix is no longer restricted and is completely free to distribute or sale any and all of its products through whichever means or distribution channel it selects.

3. Commencing on the date hereof and ending on July 31, 1999, Photomatrix will repurchase from Bell & Howell 17 Series 9000 (B&H PS II) scanners and 20 SmartFeeders (herein called the ("Products") under the OEM Agreement. The purchase price on all Products sold to Bell & Howell prior to April 1, 1998 or which were used by Bell & Howell as loaners, demonstrators or were used for more than sixty (60) days by customers, will be 50 percent of the price at which they were sold to Bell & Howell. The purchase price on all other Products will be 80 percent of the price at which they were sold to Bell & Howell.

     Notwithstanding the foregoing, should a customer of Bell & Howell request that Bell & Howell sell it a B&H PS II or Series 9000 scanner, the transaction will be referred to and handled directly by and through Photomatrix, but Bell & Howell will be paid 105% of the price at which Bell & Howell purchased it from Photomatrix, the difference constituting a finder's fee.

4. Photomatrix will issue a purchase order concurrent with the execution of this Settlement Agreement for three to four scanners and three to four SmartFeeders and thereafter will issue monthly purchase orders to Bell & Howell for three to four scanners and three to four SmartFeeders with appropriate shipping instructions.

     BUYER FOR ITSELF, ITS AFFILIATES, SUBSIDIARIES, SUCCESSORS AND ASSIGNS, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND REPRESENTATIVES, MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS OF THE PRODUCTS FOR A PARTICULAR PURPOSE. All Products shall be delivered by Buyer "As Is/Where Is". Seller understands and agrees that if the Products are unsatisfactory or perform unsatisfactorily for any reason, Seller has no recourse to make a claim and waives all claims against Buyer, its affiliates, subsidiaries, successors and assigns, and their respective directors, officers, employees and representatives under this Settlement Agreement or any other agreement or document, oral or written.

5. Bell & Howell will be paid within thirty days of shipments, unless the terms for payment to Photomatrix is shorter for a particular unit sold by Photomatrix, in which event Bell & Howell will be paid on the basis of the shorter payment term. In the event Photomatrix pays for at least four (4) scanners and four (4) SmartFeeders in any one month, Photomatrix may, at its sole discretion, purchase additional Products during such month on one week's notice.

6. All Products are to be prepared and packed for shipment to secure safe delivery, the lowest transportation rates, and to meet the applicable carrier's requirements. External containers will be plain and marked with Seller's name or logo, as directed. All Products shall be shipped by the method of transportation selected by Seller. Buyer covenants that each Product now in Buyer's possession is in the same condition as originally delivered by Seller to Buyer, except as Buyer may have disclosed to Seller in writing prior to the execution of this Settlement Agreement. In any event the risk of any (i) loss, (ii) damage to, or
     (iii) deterioration in Products or Accessories, howsoever arising, shall be borne by Seller once the Products have been delivered to the carrier selected by Seller.

7. Except as set forth herein specifically to the contrary, the warranties (and exceptions) set forth in Section 5 of the OEM Agreement are fully incorporated herein. The term of this warranty is limited to a period of twelve (12) months from the date of the shipment by Seller of the Products.

8. Notwithstanding the effective termination of the OEM Agreement, Seller shall from time to time and for five years after the execution of the Settlement Agreement (the "Spare parts Period"), sell to Buyer upon the issuance by Buyer of its purchase order, spare parts at 75% of the prices shown on the price list published by Seller from time to time (but no less than annually) through December 31, 2001 and at 80% of the prices on the price list published by Seller from time to time (but no less than annually) from January 1, 2002 through December 31, 2003. Bell & Howell will issue its purchase order for the required spare parts with net thirty (30) day payment terms. After the expiration of the spare Parts Period, Seller shall grant to Buyer access to any vendors able to supply any spare parts no longer being used in any other Product being manufactured by Seller. In addition, Seller shall provide accessibility to all drawings and other information necessary for Buyer to manufacture, such discontinued spare parts.

9. Seller agrees to provide to Buyer on a timely basis, at no charge, such illustrations, recommended spare parts lists or other suitable materials as Buyer may require for spare parts identification.

10. Buyer shall use its best efforts to maintain sufficient quantities of parts on hand to meet reasonable demands. Nonetheless, Seller agrees to provide to Buyer any replacement parts on an emergency basis. Emergency delivery will be accomplished by the most expedient method to a location specified by Buyer. Parts ordered on an emergency basis will be shipped by Seller with 24 hours after receipt of Buyer's purchase order. In the event that an emergency ordered part is temporarily out of stock, Seller shall immediately notify Buyer.

11. Seller and Buyer represent and warrant that each of them shall comply in all material respects with all applicable permits and licenses and all requirements of applicable laws, orders, regulations and standards in their respective performance of this Settlement Agreement. Seller further represents and warrants that the actions contemplated hereby and the subject matter of this Agreement
     (i) will not violate or infringe any rights of third parties and (ii) are not in conflict with any agreements by which it is bound.

12. Seller shall indemnify, defend and hold Buyer and each of its affiliates, subsidiaries, divisions, and their respective directors, officers, employees, agents, successors and assigns harmless against all claims, demands, causes of action, judgments, damages, expenses, costs and attorney's fees of every kind and character including with limitation for damage to or loss of property, or for injury to or death of persons, arising directly or indirectly, for the use or operation of the Products and Accessories, either on a standalone basis or as a component of a product or system, save for such claims, demands, causes of action to the extent they arise out of the negligence or willful conduct of Buyer.

13. Seller shall indemnify, defend and hold Buyer, its affiliates, its customers, and its directors, officers, employees, agents and their respective heirs, successors and assigns and their customers ("Indemnitees") harmless from and against any claims that the marketing, distribution, sale, lease, rent operation or use of the Products or the Accessories by any Indemnitee infringes any U.S. or foreign patent, trade secrets, copyrights or other right of a third party. Buyer shall provide Seller reasonably prompt notice of such claim filed against Buyer or any other Indemnitee. In the event that the marketing, distribution, sale, lease, rent, operation or use of the Products or any Accessory shall be enjoined or shall be held by a final judgment from which no appeal has been taken or the time to appeal from which has expired to not permit Seller to perform under this Agreement or for Buyer to receive the full benefits contemplated by this Agreement (an "Event"), then Buyer, at its sole election, may terminate this Agreement and recover damages from Seller.

14. Seller shall vigorously pursue any parties infringing any of the proprietary rights which are the subject of this Agreement, including rights evidenced by any patents which now exist or hereafter issue. If Buyer becomes aware of any such infringement, it shall provide notice to Seller of the infringement. If within sixty (60) days from receipt of Buyer's notice (or within any applicable statute of limitations less than sixty days), the unlicensed infringement has not ceased or Seller has not commenced legal action against the infringer, (i) Buyer shall have the right to file suit against the infringer, (ii) Seller may not commence any action against the infringer or join in any action other than as a necessary party, (iii) all damages or other awards shall inure to the benefit of Buyer and (iv) Buyer shall have the authority, in its name and on behalf of Seller, to enter into a licensing arrangement in settlement of the infringement dispute with all payments being for the account of Buyer.

15. Both parties will instruct their staff, in writing, to refrain from making any disparaging comments to any current or prospective customers (including end users, distributors, VARs, systems integrators or resellers) or trade publications about each others products, technology or financial health.

16. With the exception of information that is required to be disclosed in any public filings or in conjunction with any judicial proceedings, both parties agree not to disclose the existence or content of the OEM Agreement or this Settlement Agreement, or the matters made the basis hereof, to any party, except to its directors, officers, employees, legal representatives or any financing parties, lenders or authorized representatives of corporate entities conducting due diligence of Photomatrix and who have a need to know its existence or content, without prior approval from the other party.

17. Except as herein provided, including, without limitation, Paragraphs 5, 12, 13 and 14 hereof, each of the parties and their respective affiliates, subsidiaries, divisions, and their respective directors, officers, employees, agents, successors and assigns, does hereby release, acquit and discharge the other party and their respective affiliates, subsidiaries, divisions, and their respective directors, officers, employees, agents, successors and assigns of and from any and all claims, liabilities, demands, causes of action or rights, of any nature whatsoever, whether absolute, contingent, accrued or otherwise and whether or not now known, based in whole or in part on any act, occurrence, or condition existing as of the date hereof (hereinafter "Claims"), including without limitation, all Claims relating in whole or in part to (i) the OEM Agreement and (ii) the manufacture, design, performance and operation of the Products and Accessories.

18. To the extent of any inconsistency between the terms of this Settlement Agreement and the OEM Agreement, the terms of this Settlement Agreement shall control.

19. Any notices which may or should be given hereunder shall be in writing and shall be personally delivered against receipt or sent by registered or certified first class mail, postage prepaid, as follows:

     If to Bell & Howell,              Bell & Howell Imaging Components
     DMPC or IMPG:                     3000 Malmo Drive
                                       Arlington Heights, IL 60005

                                       Attention:  Bruce Moeller

          With a copy to:              Bell & Howell Company
                                       5215 Old Orchard Road
                                       Skokie, IL 60077-1076

                                       Attention:  Law Department

     If to Photomatrix Corporation:    1958 Kellogg Avenue
                                       Carlsbad, CA 92008

                                       Attention: Patrick W. Moore

          With a copy to:              James P. Hill, Esq.
                                       Sullivan, Hill, Lewin, Rez,
                                         Engel & LaBazzo
                                       550 W. C Street, Suite 1500
                                       San Diego, CA 92101-3540

20. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither party shall assign this Agreement or any rights or obligations hereunder without the express written consent of the other; provided however, that a successor in interest by merger, consolidation, operation of law, assignment, purchase or otherwise, of all or substantially all of the business of either party, shall acquire all interests of such party hereunder without the written consent of the other. All subsidiaries or affiliates of Buyer which have purchased Products under the OEM Agreement are entitled to the benefits of this Settlement Agreement as if they were signatories hereto.

21. Wherever possible, each provision of this Settlement Agreement and each related document shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of this Settlement Agreement or any related document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Settlement Agreement or such related document.

22. No failure on the part of either party to exercise any right, power or privilege under this Agreement, or under any instrument executed pursuant hereto, shall operate as a waiver. No single or partial exercise of any right, power or privilege shall preclude any other, or further exercise of any other right, power or privilege. All rights and remedies granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity. No waiver of any of the provisions hereof shall be affected unless in writing and signed by the party charged with such waiver. No waiver shall be deemed a continuing waiver, or a waiver in respect of any breach of default whether similar or different in nature unless expressly so stated in writing.

23. This Agreement cannot be, and shall not be deemed on construed to have been, modified, amended, rescinded, canceled or waived, in whole or in part, except by written instrument signed by the parties hereto.

24. This Settlement Agreement shall be governed by, and shall be construed in accordance with the laws of the State of Nevada, notwithstanding any choice of law provisions to the contrary.

25. This Settlement Agreement constitutes the entire agreement between the parties hereto and supersedes and cancels any and all prior agreements between the parties as to the matters covered herein.

     IN WITNESS WHEREOF, each of the parties has caused this Settlement Agreement and Release to be executed on its behalf by a duly authorized officer as of the date first above written.

                                       BELL & HOWELL COMPANY


                                       By: /s/ Bruce Moeller
                                           -----------------------------------
                                       Title:  President Bell & Howell ICG
                                              --------------------------------



                                       PHOTOMATRIX CORPORATION


                                       By: /s/ [ILLEGIBLE]
                                           -----------------------------------
                                       Title:  CEO
                                              --------------------------------